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                                                                   EXHIBIT 23-27


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-30809, 33-50325, 33-53207, 33-64296 and 33-57095) and Form S-8
(Registration No. 33-32449) of The Detroit Edison Company and in the Prospectus and Proxy Statement constituting a part of the Registration Statement on Form S-4 (Registration No. 33-57545) of DTE Holdings, Inc. of our report dated January 23, 1995 appearing on page 3 of this Form 8-K.




PRICE WATERHOUSE LLP



Detroit, Michigan
March 1, 1995